EXHIBIT 23.2

                Consent of Independent Accountant

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 1-14880) of Lions Gate Entertainment Corp. of our report dated June 22, 2001 relating to the financial statements of Mandalay Pictures, LLC which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
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Century City, California
July 11, 2001

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